Exhibit 10.11.8

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT (“Amendment”) is made as of the 27th day of October, 2010, by and between Amerigon Incorporated (herein called “Company”) and Comerica Bank (herein called the “Bank”).

RECITALS:

A. Company and Bank entered into that certain Amended and Restated Credit Agreement dated as of October 28, 2005, entered into by and between Company and Bank, as amended by First Amendment to Credit Agreement dated as of February 6, 2008, as amended by Second Amendment to Credit Agreement dated as of April 29, 2008, as amended by Third Amendment to Credit Agreement dated as of October 7, 2008, as amended by Fourth Amendment to Credit Agreement dated as of August 6, 2009, as amended by Fifth Amendment to Credit Agreement dated as of September 3, 2009 and as amended by Sixth Amendment to Credit Agreement dated as of February 9, 2010 (as further amended or otherwise modified from time to time, the “Credit Agreement”), under which the Bank extended (or committed to extend) credit to Company, as set forth therein.

B. Company has requested that Bank make certain amendments to the Credit Agreement, and Bank is willing to do so, but only on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, Company and Bank agree:

1. The definitions of “Account Debtor”, “Borrowing Base”, “Credit Insurance”, “Eligible Accounts”, “Eligible Foreign Accounts”, “Eligible Foreign Account Debtor”, “Eligible Inventory”, “Eligible Securities”, “LIBOR Floor”, “Trigger Date”, are hereby deleted in their entirety from Article 1.

2. The following definitions in Section 1 of the Credit Agreement are hereby amended and restated as follows:

“Applicable Fee Percentage” shall mean, one quarter of one percent (.25%).

“Applicable L/C Commission Rate” shall mean one and three quarters of one percent (1.75%).

“Applicable Margin” shall mean one and three quarters of one percent (1.75%).

“Base Tangible Net Worth” shall initially mean $40,000,000. On the first day of each fiscal year of Company (commencing January 1, 2011), Base Tangible Net Worth shall increase by an amount equal to fifty percent (50%) of net income of Company and its Consolidated Subsidiaries for the fiscal year most recently then ended. If net income is less than $0, it shall be treated as being $0 for purposes of this calculation.

“Daily Adjusting LIBOR Rate” means, for any day, a per annum rate of interest which is equal to the one (1) month LIBOR Rate for deposits in United States Dollars appearing on Page BBAM of the Bloomberg Financial Markets Information Service (or any other publicly available service for displaying LIBOR rates as may be reasonably selected by Bank), as of 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. If such services are unavailable, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the principal amount outstanding under the Loan and for a period of one (1) month. The Daily Adjusting LIBOR Rate will be adjusted for reserves, if applicable.

“Eurodollar-based Rate” means, for any indebtedness under the loan bearing interest at the Eurodollar-based Rate, the Applicable Margin plus the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to the relevant Interest Period for such indebtedness, commencing on the first day of such Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service (or any other publicly available service for displaying LIBOR rates as may be reasonably selected by Bank) as of 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period. If such services are unavailable, the “Eurodollar-based Rate” shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period in the interbank eurodollar market in an amount comparable to the principal amount of the respective indebtedness which is to bear interest on the basis of such Eurodollar-based Rate and for a

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period equal to the relevant interest period. The Eurodollar-based Rate will be adjusted for reserves, if applicable.

“Revolving Credit Maturity Date” shall mean October 31, 2011.

3. The following definition is hereby added to Section 1 of the Credit Agreement:

“Funded Debt to EBITDA Ratio” shall mean as of any date of determination thereof a ratio the numerator of which is Funded Debt as of such date and the denominator of which is EBITDA as of such date, determined on a consolidated basis for Company and its Consolidated Subsidiaries.

4. Section 2.5 of the Credit Agreement is hereby amended and restated as follows:

“2.5 Reserved.”

5. Section 2.9 of the Credit Agreement is hereby amended and restated as follows:

“2.9 Reserved.”

6. Section 7.1(d) of the Credit Agreement is hereby amended and restated as follows:

“(d) Reserved.”

7. Section 7.11 of the Credit Agreement is amended and restated as follows:

“7.11 Beginning December 31, 2010, maintain at all times Tangible Net Worth of not less than the Base Tangible Net Worth.”

8. Section 7.13 of the Credit Agreement is amended and restated as follows:

“7.13 Beginning December 31, 2010, maintain at all times a Funded Debt to EBITDA Ratio on not more than 2.00 to 1.00.”

9. Schedule 8.6 of the Credit Agreement is hereby amended and restated and replaced by new Schedule 8.6 attached hereto as Attachment 2. The parties hereto agree that on the date that this Amendment becomes effective in accordance with Section 10 below, such new Schedule 8.6 shall be deemed to have been effective on September 30, 2010.

10. This Amendment shall become effective (according to the terms hereof) on the date (“Amendment Effective Date”) that the following conditions have been fully satisfied by Company:

(a)	Bank shall have received counterpart originals of this Amendment, in each case duly executed and delivered by Company in form satisfactory to Bank.

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(b)	Bank shall have received counterpart originals of the Acknowledgment of Guarantor in the form attached hereto as Attachment 1, duly executed and delivered by the BSST LLC and ZT Plus, LLC.

11. Company hereby represents and warrants that, after giving effect to the amendments to the Credit Agreement contained herein, (a) execution and delivery of this Amendment are within such party’s corporate powers, have been duly authorized, are not in contravention of law or the terms of their respective articles of incorporation or bylaws, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Amendment, of any governmental body, agency or authority, and this Amendment and the Credit Agreement will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the continuing representations and warranties set forth in Sections 6.1 through 6.15 inclusive, of the Credit Agreement are true and correct on and as of the date hereof, and such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement, and (c) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

12. Company and Bank each hereby ratify and confirm their respective obligations under the Credit Agreement, as amended by this Amendment and agree that the Credit Agreement hereby remains in full force and effect after giving effect to the effectiveness of this Amendment and that, upon such effectiveness, all references in such Loan Documents to the “Credit Agreement” shall be references to the Credit Agreement as amended by this Amendment.

13. Except as specifically set forth above, this Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement or the Revolving Credit Note, or to constitute a waiver by Bank of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, the Revolving Credit Note or any of the other Loan Documents.

14. Unless otherwise defined to the contrary herein, all capitalized terms used in this Amendment shall have the meaning set forth in the Credit Agreement.

15. This Amendment may be executed in counterpart.

16. This Amendment shall be construed in accordance with and governed by the laws of the State of Michigan, without giving effect to principles of conflict of laws.

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WITNESS the due execution hereof on the day and year first above written.

COMERICA BANK

By:	/s/ Steven J. McCormack
Steven J. McCormack

Its:	Vice President

AMERIGON INCORPORATED

By:	/s/ Barry G. Steele
Barry G. Steele

Its:	Chief Financial Officer

ATTACHMENT 1

BSST LLC

AFFIRMATION OF GUARANTY

BSST LLC hereby acknowledges that it previously entered into a Guaranty dated October 28, 2005 in favor of Bank with respect to the obligations of Company and (i) affirms its obligations to Bank under the Guaranty and acknowledges that the Guaranty remains in full force and effect in accordance with its terms, subject to no setoff, defense or counterclaim, (ii) acknowledges the foregoing amendment to the Credit Agreement and (iii) confirms that this Affirmation is not required by the terms of the Guaranty and need not be obtained in connection with any prior or future waivers or amendments or extensions of additional credit to Company.

BSST LLC

By:	/s/ Barry G. Steele
Barry G. Steele

ZT PLUS, LLC

AFFIRMATION OF GUARANTY

ZT PLUS, LLC hereby acknowledges that it previously entered into a Guaranty dated April 16, 2010 in favor of Bank with respect to the obligations of Company and (i) affirms its obligations to Bank under the Guaranty and acknowledges that the Guaranty remains in full force and effect in accordance with its terms, subject to no setoff, defense or counterclaim, (ii) acknowledges the foregoing amendment to the Credit Agreement and (iii) confirms that this Affirmation is not required by the terms of the Guaranty and need not be obtained in connection with any prior or future waivers or amendments or extensions of additional credit to Company.

ZT PLUS, LLC

By:	/s/ Barry G. Steele

ATTACHMENT 2

SCHEDULE 8.6

INVESTMENTS

Investments by Company in BSST LLC as of September 30, 2005 in the aggregate amount of $3,479,677, consisting of loans in the amount of $1,479,677 and an equity interest in the amount of $2,000,000.

Additional investments, including investments by Company in BSST LLC, in an aggregate amount not exceeding $9,000,000 per fiscal year, commencing with the fiscal year ending December 31, 2010.